SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934



Filed by the Registrant[x]

Filed by a Party other than the Registrant[ ]

Check the appropriate box:

[x]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as
permitted by Rule 14a 6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]     Soliciting Material Pursuant to 240.14a 11(c) or
          240.14a 12


CONESTOGA ENTERPRISES, INC.
Commission File Number 0 24064

a Pennsylvania Corporation 	Employer IRS No. 23 2565087

202 East First Street, Birdsboro, Pennsylvania 19508

Payment of Filing Fee (Check the appropriate box):

[ ]     $125 per Exchange Act Rules 0 11(c)(1)(ii), 14a
       6(i)(1), 14a 6(i)(2) or Item 22(a)(2) of Schedule
       14A.

[ ]	$500 per each party to the controversy pursuant to
       Exchange Act Rule 14a 6(i)(3).

[ ]	Fee computed on table below per Exchange Act Rules
       14a 6(i)(4) and 0 11.

1)	Title of each class of securities to which
        transaction applies:

2)	Aggregate number of securities to which
        transaction applies:

3)	Per unit price or other underlying value of
        transaction computed pursuant to Exchange Act
        Rule 0 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of
        transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as
        provided by Exchange Act Rule 0 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

4)	Date Filed:












	March 14, 2000



Securities and Exchange Commission
Division of Corporate Finance
Washington, D.C. 20549

Re:	Conestoga Enterprises, Inc.
Commission File No.   0 24064

Gentlemen:

We are submitting the following:

1.	Preliminary Proxy Statement for the captioned.

2.	Form of Proxy.

3.	Form of Restated Articles of Incorporation.

4.	Form of amendments to By Laws

The Company is filing the preliminary Proxy Statement and related materials because of proposals contained therein to amend its Articles of Incorporation and By Laws. We do not anticipate controversy concerning these materials.

Please address any questions or comments concerning the submitted materials to the Companys attorney, John S. Hibschman, Esquire, Barley, Snyder, Senft & Cohen, LLC, P.O. Box 942, 501
Washington Street, Reading, Pennsylvania 19603 09422, telephone number (610) 376 6651, facsimile number (610) 376 5243.

We plan to mail the Proxy Statement and related materials on April 14, 2000.

I wish to thank you for your attention to the foregoing.

Very truly yours,


Donald R. Breitenstein
Senior Vice President and CFO


2000
CONESTOGA ENTERPRISES, INC.
P R O X Y


                             THIS PROXY IS
                             SOLICITED ON
NUMBER OF SHARES             BEHALF OF THE
                             MANAGEMENT OF
              CONESTOGA ENTERPRISES, INC.



                       Please sign and return
                       promptly in the enclosed
                       envelope which requires no
                       postage if mailed in the
                       U.S.A.




The undersigned hereby appoint(s) Thomas E. Brown and Robert M. Myers, or in the absence of either of them, the one which may be
present, or                   , as Proxies, each with the power to
appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Conestoga Enterprises, Inc. held of record by the undersigned on March 31, 2000, at the annual meeting of shareholders to be held on May 6, 2000, or any adjournment thereof.

1.	ELECTION OF DIRECTORS	WITHHOLD AUTHORITY TO VOTE
FOR all nominees 	FOR all nominees listed
      below[ ]              listed below [  ]
   (except as marked to
   the contrary below)

Jean M. Ruhl, John M. Sausen, and Richard G. Weidner

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominees name on the space provided below.)


2.	Proposal to approve the amendment of the Companys Articles of
Incorporation to increase the number of the Companys authorized common shares from twenty million to two hundred million.

	FOR [  ]     AGAINST [  ]     ABSTAIN [  ]

3.	Proposal to approve the amendment of the Companys Articles of
Incorporation to eliminate cumulative voting.

	FOR [  ]     AGAINST [  ]     ABSTAIN [  ]

4. Proposal to approve amendments of the Companys By Laws.

	FOR [  ]     AGAINST [  ]     ABSTAIN [  ]

5.	Proposal to ratify the appointment of Beard & Company, Inc., as the independent accountants of the Company for 2000.

	FOR [  ]     AGAINST [  ]     ABSTAIN [  ]

6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY and the shares represented hereby will be voted as
specified.   IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED
FOR PROPOSALS 1, 2, 3, 4 and 5. If any of such nominees for director is unavailable to serve as director, the proxy or proxies will vote for another person or persons designated by the Board of Directors of the Company. This proxy may be revoked at any time prior to its exercise.

DATED:	Sign Here

		Sign Here

		When signing as attorney in
		fact, administrator,
executor, trustee, guardian
or custodian, please give
full title as such.  If the
stock is registered in more
than one name, each joint
owner should sign.  If the
signer is a corporation, sign
in the full corporate name by
a duly authorized officer.





CONESTOGA ENTERPRISES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 6, 2000

TO THE SHAREHOLDERS OF THE COMPANY:
The annual meeting of the Shareholders of CONESTOGA
ENTERPRISES, INC. (the Company) will be held at the Office of the Company, 202 East First Street, Birdsboro, Pennsylvania, 19508, on Saturday, May 6, 2000, at 10:00 A.M., for the following purposes:

1.	To elect 3 Class III Directors for a term of 3 years.

2.	To approve the amendment of the Companys Articles of
Incorporation to increase the number of the Companys authorized common shares from twenty million to two hundred million.

3.	To approve the amendment of the Companys Articles of
Incorporation to eliminate cumulative voting.

4.	To approve amendments of the Companys By Laws.

	5.	To ratify the appointment of Beard & Company, Inc.,
as independent accountants of the Company for 2000.

6.	To transact such other business as may properly come
before the meeting or any adjournment thereof.

You are requested to vote, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. If you attend the meeting and decide you want to vote in person, the proxy will not be used.

					By order of the Board of Directors


Date:  April 14, 2000 		Kenneth A. Benner, Secretary

PROXY STATEMENT
2000 ANNUAL MEETING OF SHAREHOLDERS


SOLICITATION OF PROXY, REVOCABILITY AND VOTING


General
The enclosed proxy is solicited on behalf of the Board of Directors (the Board) of Conestoga Enterprises, Inc., a Pennsylvania corporation (the Company), for use at the 2000 annual meeting of shareholders to be held on May 6, 2000 (the Annual Meeting). Only shareholders of record on April 1, 2000 will be entitled to vote at that meeting. On March 1, 2000, the Company had 7,816,625 shares of Common Stock issued and outstanding.

The Companys principal executive offices are located at 202
East First Street, Birdsboro, Pennsylvania 19508. The approximate date on which the Proxy Statement and the accompanying proxy are first being sent to shareholders is April
14, 2000.

Proxies which are validly executed by shareholders and received by the Company prior to the meeting will be voted in accordance with the instructions on the proxy. A shareholder may substitute the name of another person on the accompanying proxy in place of those persons presently named as proxies. In order to vote, a substitute must present adequate identification to the Secretary before the voting occurs


Voting
In all matters other than the election of Directors, each share of Common Stock outstanding on the record date is entitled to one vote. The holders of a majority of the outstanding shares must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.

Each Shareholder has cumulative voting rights for the election of Directors. This is the right to cast as many votes in the aggregate as shall equal the number of shares held by him or her multiplied by the number of Directors to be elected. Each Shareholder may cast the whole number of his or her votes for 1 candidate or distribute such votes among 2 or more candidates. The affirmative vote of the holders of a plurality of votes cast will be required to elect Directors. Therefore, the nominees receiving the highest number of votes cast for the number of positions to be filled shall be elected. The affirmative vote of the holders of the majority of the votes cast will be required to act on all other matters to come before the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who will also determine whether or not a quorum is present. Shares represented by each duly signed proxy will be voted as directed by the shareholder on the proxy. If no direction is given on a duly signed proxy, the shares subject to that proxy will be voted in favor of the proposals described in this Proxy Statement. The shares will be voted in the judgment of the persons named in the proxy upon such other business as may properly come before the meeting. Shares represented by proxies submitted by brokers who indicate that they do not have authority to vote on a particular matter will be counted as shares that are present for purposes of determining the presence of a quorum, but as unvoted (i.e., not cast) for purposes of determining the approval of the particular matter in question.

Revocability of Proxy
Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company an instrument of revocation or by the presentation at the meeting of a duly executed proxy bearing a later date. It also may be revoked by attendance at the meeting and election to vote in person. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.

Solicitation
The Company will bear the entire cost of the solicitation of proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees.
In addition to use of the mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board of Directors of the Company consists of 9 directors, serving in three classes of 3 directors each, the respective terms of which expire alternately over a three year period. One of the three classes is elected each year to succeed the directors whose terms are expiring. One of the purposes of the meeting is to elect 3 Class III Directors to the Board. The nominees for Class III directors are Richard G. Weidner, Jean M. Ruhl and John M. Sausen.

Unless otherwise specified by the stockholders, the shares represented by the proxies will be voted, either cumulatively or noncumulatively, in the discretion of the proxy holders, for the nominees for Class III directors. If any nominee should become unable to serve, an event not anticipated, the proxies will be voted for another person designated by the present Board. The 3 nominees with the highest number of votes will be elected to the Board. Vacancies in the Board may be filled by the Board, and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen.

Information with respect to each nominee and each director whose term will continue after the Annual Meeting is set forth in the following sections. Such information includes summaries of their background, business experience and principal occupations with the Company, its subsidiaries, and otherwise. The Companys two telephone utility subsidiaries are Conestoga Telephone and Telegraph Company and Buffalo Valley Telephone Company, referred to herein as CT&T and BVT, respectively.


Information Concerning Nominees For Election as Directors

Class III (Term Expires in 2003)

Richard G. Weidner; Age 73; Retired
Mr. Weidner has been a member of the Board since June, 1989. He was appointed to the board of directors of CT&T in June
1988. He retired as President of Beard and Company, Inc.,
Certified Public Accountants, in 1986.

Jean M. Ruhl; Age 58; Retired
Ms. Ruhl has been a member of the Board since November, 1996. She served as a member of the board of directors of BVT from 1990 until its acquisition by the Company in 1996. She is retired, having served as Chief Financial Officer and Manager of Solar Master Film Corporation from 1974 until 1990.

John M. Sausen; Age 66; Self Employed Accountant, Oley, PA Mr. Sausen has been a member of the Board since June, 1989. He has been a member of the board of directors of CT&T since 1974. He is an accountant with an office in Oley, PA.

Information Concerning Directors Who Are Not Standing for
Election at the 2000 Annual Meeting

Class I (Term Expires in 2002)

John R. Bentz; Age 64; Chairman of the Board
Mr. Bentz has been a member of the Board since 1989, and has been Chairman of the Board since May, 1998. He retired as President in May, 1998, a position he had held since May, 1996. He was employed by CT&T continuously from 1958 until his retirement on June 1, 1998. He is now serving as a consultant to the Company. He has been a member of CT&Ts board of directors since October, 1986.

James H. Murray; Age 71; Vice President; Of Counsel to Barley, Snyder, Senft & Cohen, LLC, Attorneys at Law, Reading, PA
Mr. Murray has been a member of the Board and a Vice
President of the Company since June, 1989. He has been a member of the board of directors of CT&T since 1957 and has been a Vice President of CT&T since June, 1988. He retired as a partner of the law firm of Miller and Murray, LLP, Reading, Pennsylvania, on December 31, 1998, and is now Of Counsel to the law firm of Barley, Snyder, Senft & Cohen, LLC, legal counsel to the Company.

Robert M. Myers; Age 52; Director of Personnel, Reading Hospital and Medical Center, Reading, PA
Mr. Myers has been a member of the Board since 1996. He is the Director of Personnel of the Reading Hospital and Medical Center where he has been employed since 1982.

Class II (Term Expires in 2001)

Kenneth A. Benner; Age 52; Secretary Treasurer
Mr. Benner has been a member of the Board and the Companys Secretary Treasurer since June, 1989. He has been a member of the board of directors of CT&T since 1972, and its Secretary Treasurer since 1982. He has been employed by CT&T since 1974. In June, 1996, Mr. Benner was appointed Vice President and General Manager of BVT.

Thomas E. Brown; Age 47; Manager of Feed Division of F. M. Browns Sons, Inc., Feed and Flour Manufacturers, Sinking Spring, PA
Mr. Brown has been a member of the Board since June, 1999.
 He is Manager of the Feed Division of F.M. Browns Sons, Inc., feed and flour manufacturers, Sinking Spring, Pennsylvania.

Donald R. Breitenstein; Age 59; Senior Vice President and CFO
Mr. Breitenstein has been a member of the Board since June, 1989. In March 2000 he was appointed Senior Vice President and CFO. He had previously been the Companys Controller since June, 1989. He has been employed by CT&T since 1962. He was appointed CT&Ts Controller in 1986, and to its board of directors in 1987.


BOARD MEETINGS AND COMMITTEES

The Board during the last fiscal year had 12 regularly scheduled meetings and 2 special meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and the Committees of which he or she was a member.
The Board has a standing audit committee of which Mr.
Sausen, Mr. Weidner and Ms. Ruhl are members. This committee reviews with the independent auditors the plan and results of the auditing engagement. The audit committee held 4 meetings during the last fiscal year.

The Board has an executive committee of which Mr. Sausen, Mr. Murray and Mr. Weidner are members. This committee reviews and makes recommendations to the Board of Directors on matters of major policy. The executive committee held 7 meetings during the last fiscal year.

The Board has a compensation committee of which Mr. Sausen, Mr. Murray and Mr. Weidner are members. This committee reviews at least annually the salaries of the executive management and makes appropriate recommendations to the Board of Directors. The compensation committee held one meeting during the last fiscal year.
The Board does not have a nominating committee.

Director Compensation
During 1999, the Company paid each non employee member of the Board an annual directors salary of $6,000. In addition, the Company paid them a fee of $750 for each meeting of the Board he or she attended and a fee of $400 for each committee meeting he or she attended. The directors were not paid additional compensation for attending board or committee meetings of the Companys subsidiaries.

Messrs. Benner and Breitenstein are employees of the Company or one of its subsidiaries and, as such, do not receive additional compensation for serving on the Board and the boards of its subsidiaries or for attending directors and committee meetings.

Certain Business Relationships
Mr. Murray is Of Counsel to the law firm of Barley, Snyder, Senft & Cohen, LLC., which firm provides legal services to the Company.

Certain Indebtedness
	Ara M. Kervandjian, the Senior Vice President, Competitive Wireline Services, of the Company and the President of TeleBeam, Incorporated (TeleBeam), a telecommunications subsidiary that was merged into a subsidiary of the Company on February 1, 2000, is indebted to TeleBeam in the amount of $714,285.98. Interest is accruing on the outstanding amount of the indebtedness at the rate of 6% per annum. The obligation is secured by Mr. Kervandjians pledge of 40,000 shares of the Companys stock.

	Hrach Kervandjian, a former Vice President of TeleBeam, and the Father of Ara M. Kervandjian, is indebted to TeleBeam in the amount of $276,257.02. Interest is accruing on the outstanding amount of the indebtedness at the rate of 6 percent per annum.
The indebtedness is secured by Mr. Kervandjians pledge of 15,000 shares of the Companys stock.

SECURITY OWNERSHIP OF MANAGEMENT

The following table reflects, as of March 1, 2000, the total Common Stock ownership of the Company by each director and reporting officer, and by all directors and executive officers as a group. The Companys voting Common Stock is its only class of voting equity securities. Each named individual and all members of the group exercise sole voting and investment power.

                                Amount
        Name                 and Nature of
         of                   Beneficial              Percent
     Beneficial                Ownership                of
       Owner              (See 1 and 2 Below)          Class

Kenneth A. Benner               37,965                  .49
John R. Bentz                   28,399                  .36
Donald R. Breitenstein          10,225                  .13
Thomas E. Brown                 26,795                  .34
James H. Murray                 55,547                  .71
Robert M. Myers                  5,759                  .07
Jean M. Ruhl                    75,000                  .96
John M. Sausen                 136,983                 1.74
Richard G. Weidner               4,410                  .06
Thomas C. Keim                  51,520                  .66
Albert H. Kramer                 3,274                  .04
Joseph J. Laffey                 3,566                  .05
Harrison H. Clement, Jr.        23,245                  .30

All Directors and Officers     468,463                 5.99
as a Group (15 persons)

1.	Under the proxy rules of the Securities and Exchange
Commission, a person who directly or indirectly has or shares voting power and or investment power with respect to a security is considered a beneficial owner of the security. Shares as to which voting power and or investment power may be acquired within 60 days are also considered as beneficially owned under these proxy rules.

2.	Included in the shares set forth in the table above
are (a) shares beneficially owned by the director, or officer, his wife, minor children and relatives living in his house and includable in such table under rules of the Securities and Exchange Commission, and (b) shares which are deemed to be beneficially owned because the director or officer has voting power or power of disposition with respect to the shares. Share amounts are reported as of March 1, 2000 and percentages of share ownership are calculated based upon 7,816,625 shares of Common Stock of the Company outstanding as of that date. The information in the table is based upon data furnished to the Company by, or on behalf of, the persons referred to in the table.



EXECUTIVE COMPENSATION

Report of the Compensation Committee

Executive Compensation Program
	The Companys executive compensation program is administered by the Boards Compensation Committee, composed of Messrs. Weidner, Murray and Sausen.

	The executive compensation administered by the Committee is primarily that of Albert H. Kramer, President and Chief Executive Officer; Thomas C. Keim, Senior Vice President, Local Exchange Services; Joseph J. Laffey, Senior Vice President,
Administration; Donald R. Breitenstein, Senior Vice President and CFO; and Harrison H. Clement, Jr., Senior Vice President,
Wireless Services and President, Infocore, Inc.

	The Companys executive compensation program consists of three elements; annual base salary, potential annual cash incentive award (the Executive Incentive Plan), and longer term incentives under a stock option plan (the Stock Option Plan); and is designed to achieve the following objectives:

(1)	attracting and retaining key executives with
outstanding abilities and motivating them to perform to the full extent of those abilities;

(2)	supporting the Companys business mission of providing
superior telecommunications services to its customers, continually increasing shareholder value and treating its employees fairly in the process; and

(3)	linking executive compensation to corporate financial
performance and individual job performance; and

(4)	aligning the interests of executives with the
interests of shareholders through ownership of Company stock.

Base Compensation
	Base salaries of executive officers are determined by evaluating the responsibilities of their positions and by comparing salaries paid in the competitive marketplace to executives with similar experience and responsibilities. The Company employs an outside compensation consulting firm to review annually these comparisons and update the salary ranges for all salary grades. The Compensation Committee considers both financial and non financial performance measures in making salary adjustments.

	In January 1999, the Committee reviewed Mr. Kramers performance during 1998. Based upon the accomplishments achieved in 1998 such as launching the new PCS business, successfully negotiating the sale of the Companys cellular limited partnership interest, and obtaining long term financing at very competitive rates; the Committee increased Mr. Kramers base salary 5.3%, to $148,000.

Incentive Compensation
	The Compensation Committee believes that executives should have a greater portion of their compensation at risk than other employees. In 1996, the Company instituted the Executive Incentive Plan. This plan allows the participants to earn an annual bonus of 10 30% of base salary, if certain corporate financial goals are met. The goals are set annually by the Board of Directors. In 1999, the goals focused on increasing overall corporate operating income and cash flow. If these goals are not met, there is no payment for that year. Based upon the Companys financial performance in 1999, plan participants (including Mr. Kramer) received incentive bonuses equal to 20% of base pay.

	In 1999, the shareholders approved the Companys Stock Option Plan which allows the Company to issue incentive or nonqualified stock options to certain key management employees. The stock options vest over a three year period and must be exercised within ten years of their vesting date. Stock options are designed to reward executives as the fair market value of the stock increases. In 1999, a total of 41,750 nonqualified options were granted to employees at an exercise price of $22.34 per share.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANYS BOARD OF DIRECTORS:

John M. Sausen
James H. Murray
Richard G. Weidner


Compensation Committee Interlocks and Insider Participation
Messrs. Weidner, Murray and Sausen are the members of the Companys Executive Committee.

During 1999, Mr. Murray was a Vice President of the
Company. During 1999, Mr. Murray was Of Counsel to the law firm of Barley, Snyder, Senft & Cohen, LLC, 501 Washington Street, Reading, Pennsylvania, which firm performed legal services for the Company and its subsidiaries. Mr. Murray is not a full time employee of the Company and is not compensated as such. Mr. Murray participates in all discussions and decisions concerning executive compensation.

Mr. Weidner provides consulting services to the Company.
He participates in all discussions and decisions concerning executive compensation.

Summary of Cash and Certain Other Compensation
The following table sets forth information concerning annual and long term compensation for services in all capacities to the Company during the years ended December 31, 1999, 1998 and 1997 of those persons who were, at December 31, 1999, the chief executive officer, or had served as such at any time during 1999, and the four other most highly compensated executive officers of the Company whose compensation in 1999 exceeded $100,000 (the Named Executive Officers):

SUMMARY COMPENSATION TABLE

						Long Term Compensation

                        Annual Compensation         Awards    Payouts
  (a)       (b) (c)        (d)      (e)        (f)    (g)      (h)     (i)
                                 Other             Securities
                                 Annual    Restricted  Under-
Name and                         Compen-   Stock       lying  LTIP  All Other
Principal                 Bonus  sations   Awards      Option Payouts Compen-
Position  Year  Salary    ($)(1)   ($)     ($)        SARs(#) ($)     sation
                 ($)                                                ($)(2)(3)


Albert H.   1999  146,702  28,100  None     0        7,500     0    7,208
Kramer,     1998  139,513  13,480  None     0          0       0    6,967
President   1997  132,302  15,300  None     0          0       0    6,898

Joseph J.   1999  126,048  24,300  None     0        3,750     0    6,084
Laffey, Sr. 1998  120,548  11,600  None     0          0       0    6,043
V.P.        1997  117,072  13,750  None     0          0       0    4,307
Admin.

Donald R.   1999  117,117  22,580  None     0        3,750     0   17,466
Breitenstein1998  111,965  10,750  None     0          0       0   16,818
Sr. V. P.   1997  108,794  12,938  None     0          0       0   16,570
& CFO

Thomas C.   1999  111,756  21,640  None     0        3,750     0    5,433
Keim, Sr.   1998  107,473  10,400  None     0          0       0    5,400
V. P.       1997  105,230  12,500  None     0          0       0    5,632
Local
Exchange
Services

Harrison H. 1999  114,846  22,000  None     0        3,750     0    4,020
Clement, Jr.1998  112,742   5,500  None     0          0       0    4,007
Sr. V. P.   1997  102,000  12,000  None     0          0       0    2,868
Wireless
Services




	1.	The bonus is an incentive bonus paid to each
of the Named Executive Officers under the Companys annual executive incentive plan instituted in 1996.

	2.	All Other Compensation includes amounts
accrued during each of the years stated in the Table for the account of Mr. Breitenstein under the employment contract, described under the heading Employment Contract, between CT&T and Mr. Breitenstein.

3.	All Other Compensation includes amounts
contributed for the accounts of the Named Executive
Officers under the Companys 401(k) Plan.  Messrs. Kramer,
Laffey, Breitenstein, Keim and Clement participated in the 401(k) Plan in 1999. The amounts contributed against their contributions were $7,208, $6,084, $5,754, $5,433 and
$4,020 respectively.

Stock Options
	Stock Options were granted to certain employees of the Company during 1999 under the Companys 1999 Stock
Option Plan. The options vest three (3) years after the date of grant and expire ten (10) years thereafter.

	The following table provides details regarding stock options granted to the Named Executive Officers in 1999 to purchase shares of the Company under the Companys 1999
Stock Option Plan.


OPTION SAR GRANTS IN LAST FISCAL YEAR
							Potential
							Realizable
							Value at
							Assumed Annual
							Rates of Stock
							Price Appreciation
			Individual Grants		for Option Term
(a)           (b)        (c)          (d)         (e)          (f)       (g)
            Number
            of           % of
            Securities  Total
            Under-      Options
            lying       SARs
            Options     Granted to  Exercise
            SARs        Employees   or Base
            Granted     in Fiscal   Price      Expiration
Name          (#)       Year        ($ Sh)     Date         5% ($)   10% ($)
Albert H.
Kramer        7,500      17.96%      $22.34    6 1 2009     105,375  267,000

Joseph J.
Laffey        3,750       8.98%      $22.34    6 1 2009      52,688  133,500

Donald R.
Breitenstein  3,750       8.98%      $22.34    6 1 2009      52,688  133,500

Thomas C.
Keim          3,750       8.98%      $22.34    6 1 2009      52,688  133,500

Harrison H.
Clement, Jr.  3,750       8.98%      $22.34     6 1 2009     52,688  133,500



AGGREGATED OPTION SAR EXERCISES AND FISCAL YEAR END OPTION SAR VALUE
TABLE
  (a)		(b)		     (c)	(d)		  (e)
                                                Number of
						Securities	  Value of
						Underlying	  Unexercised
						Unexercised	  In the Money
						Options SARs  Options SARs
		Shares			At FY End (#) At FY End ($)

                Acquired on          Realized    Exercisable/   Exercisable/
Name            Exercise (#)     ($)           Unexercisable   Unexerisable
Albert H.
Kramer            0                     0         0 / 7,500        0

Joseph J.
Laffey            0                     0         0 / 3,750        0

Donald R.
Breitenstein      0                     0         0 / 3,750        0

Thomas C.
Keim              0                     0         0 / 3,750        0

Harrison H.
Clement,
Jr.               0                     0         0 / 3,750        0


Pension Plan
The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (65) under the Companys qualified defined benefit pension plan for employees with years of service ranging from 15 through 40 years and earning compensation ranging from $100,000 to $200,000:


PENSION PLAN TABLE
Years of Service
Compensation      15      20      25      30      35      40
100,000          15,000  20,000  25,500  31,000  37,500  44,000
110,000          16,500  22,000  28,050  34,100  41,250  48,400
120,000          18,000  24,000  30,600  37,200  45,000  52,800
130,000          19,500  26,000  33,150  40,300  48,750  57,200
140,000          21,000  28,000  35,700  43,400  52,500  61,600
150,000          22,500  30,000  38,250  46,500  56,250  66,000
160,000          24,000  32,000  40,800  49,600  60,000  70,400
170,000          25,500  34,000  43,350  52,700  63,750  74,800
180,000          27,000  36,000  45,900  55,800  67,500  79,200
190,000          28,500  38,000  48,450  58,900  71,250  83,600
200,000          30,000  40,000  51,000  62,000  75,000  88,000

The normal retirement benefit at age 65 is 1.0% of the employees average pay multiplied by years of service to normal retirement date for the first twenty (20) years of service; 1.1% for service in excess of twenty (20) years but less than thirty
(30) years; 1.3% for service in excess of thirty (30) years but less than forty (40) years; and 1.0% for service in excess of forty (40) years. Average pay is defined as the average of the highest 5 consecutive years of salary during an employees last 10 years as a plan participant. For 1999 the covered compensation for the Named Executive Officers was the amount reported as salary for them in the Summary Compensation Table. In 2000, Mr. Kramer will have 5, Mr. Laffey 4, Mr. Breitenstein 37, and Mr. Keim 36 credited years of service under the Plan. Benefits are computed as straight life annuity amounts. The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts. Although the normal retirement age is 65, an employee with ten years of service may retire at age 55 with actuarially reduced benefits. An employee who has attained the age of 55, but not 65, may retire without any actuarial reduction of his benefits, if the sum of his age and years of service with CT&T is at least eighty (80) when he retires. The years and months of service of an employee are the total length of time that he is employed by CT&T.

Employment Contracts
	CT&T has entered into an employment contract with Donald R. Breitenstein, dated March 22, 1989, as amended by an amendment dated June 1, 1999, whereby CT&T has agreed to pay to Mr. Breitenstein, or his estate, at such time as he (1) elects to retire from the active and daily service of CT&T on or after December 31, 2002, (2) becomes disabled or (3) dies at any time during the period of employment covered by the agreement, additional retirement, disability, or death compensation equal to ten percent (10%) of his annual gross salary, before deductions, for each year he is employed by CT&T after January 1, 1989. Such compensation is payable commencing one (1) month after his retirement on or after his specified retirement date, his disability or death, as applicable, in equal monthly installments of 1 120 of the amount of additional compensation accumulated.
The amount of $11,712 accrued in 1999 for Mr. Breitenstein under his contract and is included in the Summary Compensation Table under the heading all other compensation. The total amount accrued for Mr. Breitenstein under his contract as of December
31, 1999, was $105,948, which upon his retirement on or after December 31, 2002, disability or death would provide him equal monthly payments of $882.90 for ten years. The obligation of CT&T to make such payments is conditioned and contingent upon Mr. Breitenstein remaining an employee of CT&T until December 31, 2002, unless prior to attaining such retirement age he dies, becomes disabled, or terminates his employment with CT&T for proper cause. CT&T is obligated to employ Mr. Breitenstein until he attains the age of 65 unless his employment is terminated prior thereto as a result of his early retirement, death, disability or proper cause.

	The Company, or a subsidiary, have entered into an employment contract with each of Messrs. Kramer, Laffey, Clement and Keim. Each contract provides for a three year term with provision for renewal. Each prescribes the employees compensation, duties and the extent of his services. If the employees employment is terminated by the Company, other than for cause, prior to the expiration of the term of the contract, the Company will pay to the employee an amount equal to the greater of: (i) fifty percent (50%) of his annual salary determined as of the date of termination of employment, or (ii) the aggregate salary otherwise payable to him for the balance of the three (3) year term of the contract. The contract includes a change of control provision, which provides that, if during the term of the contract and after a change of control of the Company, the employees employment with the Company is terminated, either by the employee or the Company, the Company will pay to the employee his annual salary, determined as of the date of the termination, for a period of three years after the date of termination in such periodic installments as were being paid at the time of the termination.

	The contract between the Company and Mr. Kramer is dated
September 1, 1998, for a three year term commencing on September
1, 1998, and terminating on August 31, 2001.
The contract between the Company and Mr. Laffey is dated
May 29, 1999, for a three year term commencing on May 29, 1999, and terminating on May 28, 2002.

The contract between the Company and Mr. Keim is dated June
1, 1999, for a three year term commencing on June 1, 1999, and terminating on May 31, 2002.

	Infocore, Inc. entered into the contract with Mr. Clement. The contract is dated June 30, 1999, for a three year term commencing June 1, 1999, and terminating on May 31, 2002.
Infocores obligations under the contract are guaranteed by the Company. The change of control provision applies to a change of control of Infocore as well as the Company.

SHAREOWNER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Companys Common Stock against the cumulative total return of the S & P 500 Stock Index and the S & P Telephone Index for the period of five calendar years commencing on December 31, 1994 and ending on December 31, 1999.


Comparison of Five Year Cumulative Total Return

400

300

200

100

  0

	1994     1995      1996       1997       1998       1999


			CEI		S&P 500		S&P TEL

                   1994   1995    1996    1997    1998    1999
CEI                 100    122     111     141     170    147
S&P 500             100    138     169     226     290    351
S&P TEL.            100    151     152     212     312    330



PROPOSAL NO. 2
AMENDMENT OF THE COMPANYS ARTICLES OF INCORPORATION TO
INCREASE THE NUMBER OF THE COMPANYS AUTHORIZED COMMON SHARES FROM
TWENTY MILLION SHARES TO TWO HUNDRED MILLION SHARES


The Board has authorized an amendment to the Companys
Articles of Incorporation to increase the authorized number of the Companys common shares from 20 million shares to 200 million shares. The full text of the Companys Restated Articles of Incorporation reflecting this amendment is attached to this Proxy
Statement as Exhibit A.

The additional common shares for which authorization is sought will have the same rights and privileges as the common shares presently outstanding. Holders of common shares have no preemptive rights to subscribe for any additional shares of the Company.

The large increase in the authorized common stock of the Company is primarily necessitated by the adoption of a Shareholders Rights Plan, effective March 1, 2000, by the Board of Directors of the Company. The Plan was adopted to discourage unfair or financially inadequate takeover proposals and abusive takeover practices and to encourage third parties who may in the future be interested in acquiring the Company to negotiate with the Board of Directors.

Under the Rights Plan the Company will issue to each of the Companys shareholders one Right for each outstanding share of the Companys common stock which he or she owns. Each Right will be a right to purchase one share of the Companys common stock at $180.00 per share.

Under the Rights Plan, upon the acquisition of 15 percent or more of the Companys shares by an adverse party, or upon a tender offer by an adverse party to purchase 15 percent or more of the Companys shares, the Rights of the adverse party are void, while the Rights of all other shareholders entitle them to purchase $360 worth of the Companys common stock at its then current market price for $180.00. For example, if the market price of the Companys common stock were $20.00 at the time of the activation of the Rights, the holder of each share of stock would have the right to purchase 18 shares of the Company for $180.00 (360.00 20.00). Because the Rights would then permit shareholders to purchase shares at a significant discount from market price, their exercise would substantially dilute the value of the takeover bidders shares. The only way a takeover bidder could avoid this result would be to convince the Board of Directors to redeem the Rights, which it would not do if the takeover bidders proposal involved terms which were not favorable and fair to all shareholders.

  The Company must set aside for possible issuance under the Rights Plan a number of shares equal to the number of outstanding shares at any time (7,816,625 shares as of March 1, 2000), plus additional shares, so that, if the Rights were activated in a hostile takeover situation, the Company would have enough authorized shares available to issue shares pursuant to the Rights Plan. Depending upon the market price of the Companys shares at the time of a hostile takeover situation, the Rights Plan could give rights to purchase a number of shares equal to as many as 20 times the number of currently outstanding shares, that is almost 160,000,000 shares. The primary reason for requesting authorization to increase the authorized shares to 200,000,000 shares is to have sufficient shares authorized to cover the possibilities under the Rights Plan.

The Company currently has approximately 2.1 million authorized common shares available for issuance without shareholder approval, taking into account the shares that (i) are currently outstanding; (ii) committed under the Rights Plan (one share for each outstanding share); (iii) reserved for issuance upon the conversion of the Companys outstanding $3.42 Series A Preferred Shares; and (iv) reserved for the Companys various stock purchase and stock option plans. Although the Company has no present plan or agreement for the issuance of additional common shares, other than those described above, the Board believes that the number of common shares available for issuance could be insufficient to meet the Companys future share requirements. The Board believes that it is desirable to have additional authorized but unissued common shares available for possible financing and acquisition transactions, for additional stock plans like the ones described above, for issuance under the Rights Plan and for other general corporate purposes. The additional common shares would be available for issuance without further action by the Companys shareholders, unless such action were required by applicable law or the rules of the National Association of Securities Dealers, Inc.s NASDAQ National Market System (NASDAQ NMS). The authorization of additional common shares will enable the Company to issue additional shares to take advantage of market conditions and the availability of acquisition and other opportunities without the potential delay and expense associated with holding a special meeting of its shareholders, where such issuance would not otherwise require shareholder action.

Under Pennsylvania law and the Companys Articles of Incorporation, the affirmative vote of a majority of those shares voted in person or by proxy at the meeting with respect to this proposal is required for approval.
The Board of Directors recommends a vote to approve the amendment of the Companys Articles of Incorporation increasing the number of the Companys authorized shares.

PROPOSAL NO. 3
AMENDMENT OF THE COMPANYS ARTICLES OF INCORPORATION TO
ELIMINATE CUMULATIVE VOTING

	The Board has authorized an amendment to the Companys Articles of Incorporation to eliminate cumulative voting. The full text of the Companys Restated Articles of Incorporation, including this amendment, is attached to this Proxy Statement as Exhibit A.

	The Companys shareholders currently have the right of cumulative voting in the election of members of the Companys Board of Directors. Cumulative voting is the right of each shareholder in an election of directors to cast in the aggregate a number of votes equal to the number of shares held by the shareholder multiplied by the number of directors to be elected and to cast the whole number of his or her votes for one candidate or distribute such votes among two or more candidates.

	Pennsylvania Corporation Law provides that the shareholders of a corporation have cumulative voting rights, unless the articles of incorporation expressly provide otherwise. The Companys original Articles of Incorporation failed to eliminate cumulative voting. This proposal is to amend the Companys Articles of Incorporation to eliminate cumulative voting under applicable
Pennsylvania Corporation Law.

	The Companys shareholders, as a matter of practice, do not exercise the right of cumulative voting in the election of the Companys directors. It has been standard practice for the Companys shareholders to vote their shares separately for each nominee for director and not to cumulate them for one or more nominees. Cumulative voting could enable an organized minority of shareholders to elect one of three directors being elected at a shareholders meeting by casting all of their votes for that director instead of spreading their votes among the three nominees.
 By this practice minority shareholders could force the election of a director to the Board.

	Under Pennsylvania Law and the Companys Articles of
Incorporation, the affirmative vote of a majority of those shares voted in person or by proxy at the meeting with respect to this proposal is required for approval.

	The Board of Directors recommends a vote to approve the amendment of the Companys Articles of Incorporation eliminating cumulative voting.


PROPOSAL NO. 4
AMENDMENT OF THE COMPANYS BY LAWS

	The Board has authorized an Amendment to the Companys By
Laws to:
	1.	amend Article II, Section 2, to provide that the
annual meeting of the stockholders of the Company shall be held on or before May 31st of each year;
	2.	amend Article II, Section 7, to provide that there
shall be no cumulative voting for the election of directors;
	3.	amend Article III, Section 1, to provide that the
number of directors shall be not less than nine nor more than eleven;
	4.	amend Article III, Section 1, to detail the
application procedures for nominees for directors; and
	5.	amend Article VI, Section 1, to permit a majority of
the directors to adopt amendments of the By Laws with respect to those matters that are not by statute committed expressly to the shareholders.
The text of the proposed Amendments to the By Laws is attached hereto as Exhibit B.
	The Amendment to Article II, Section 2, Annual Meeting, changes the scheduled time of the annual meeting of the shareholders from the first Saturday of May to on or before May
31st of each year. This is to give the Company more flexibility with respect to scheduling the annual meeting of shareholders.
It might in the future be desirable to hold the annual meeting on a day other than a Saturday or on a Saturday other than the first Saturday of May.

	The Amendment to Article II, Section 7, Right to Vote, changes the last sentence of that paragraph to provide, There shall be no cumulative voting for the election of directors. This is consistent with Proposal No. 3 hereof which proposes to amend the Companys Articles of Incorporation to eliminate cumulative voting. The purpose of the proposed change to the By Laws is to make the By Laws, as amended, consistent with the Companys Articles of Incorporation, as proposed to be amended under Proposal No. 3. The reasons for the elimination of cumulative voting are stated under Proposal No. 3.

	The proposed amendment to Article III, Section 1, Number of Directors, is to delete the reference to the number of directors in the first sentence of Section 1 and to add a second sentence as follows: The number of directors shall be not less than nine nor more than eleven, as may be determined by the Board from time to time. The reason for the proposed amendment is to give the Companys Board of Directors the discretionary authority to increase its number by up to two members. It might be advisable in the context of an acquisition of another company for a representative of that company to be on the Companys Board of Directors or it might be advisable at some time to appoint persons with special knowledge and experience to the Board. The Company has no immediate plans to appoint additional members to the Board of Directors.

	In the short run, the ability of the existing Board to appoint two additional directors would give it the ability to protect the incumbent directors and management from an attempt by adverse parties to obtain control of the Board. However, in the long run, the appointment of two additional directors will merely give the shareholders more potential directors from which to choose.

	The Company also proposes to amend Article III, Section 1, Number of Directors, as follows:
	Any stockholder who desires to become a Director of the Corporation shall give written notice to the Secretary of the Corporation at least forty five (45) days before the annual stockholders election in order to have his name placed on the ballot. In addition, a stockholder desiring to become a Director shall submit with his notice the following information: name, address, age, principal occupation, number of shares owned, and the total number of shares that, to the knowledge of the stockholder, will be voted in favor of his election. Any nomination for director not made in accordance with this section shall be disregarded by the presiding officer of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election.

	The purpose of the proposed amendment is to enable the Board of Directors to review the qualifications of any applicant for membership on the Board of Directors in a timely manner prior to the meeting of shareholders at which the applicant desires to run for director. This provision will solidify the position of incumbent directors and management, because it will afford them greater opportunity to screen applicants not nominated by the Board prior to the meeting at which they propose to run. The increase from 15 to 45 days in the time required for written notice for an applicant for director to have his name placed on the ballot gives the Board more time to review the qualifications of the applicant and to act thereon. An applicant for director who has not given notice and submitted his credentials to the Board in accordance with the amended provision will not be able to surprise the Board by having shareholders vote for him at the last minute.

	The proposed Amended Article VII, Section 1, is as follows:
	Section 1.  These By Laws may be amended, altered,
modified, or added to: (i) at any annual or special meeting of the stockholders by the holders of a majority of the issued and outstanding voting stock of the Corporation; provided that no amendment shall be voted on by the stockholders unless it shall have been previously submitted to and approved by the Board of Directors at a regular or special meeting; or (ii) with respect to those matters which are not by statute committed expressly to the stockholders, by a majority of the directors. Notice of any amendment to be submitted to the stockholders shall be given to each stockholder entitled to vote at the meeting at least ten
(10) days prior to the meeting.

	The proposed amendment gives the Board of Directors the authority to amend the By Laws in all matters which are not by statute committed expressly to the stockholders. This would give the Board of Directors the flexibility to make changes to the By Laws to reflect changes in procedures over time that seem desirable to the directors in light of changing corporate law and business climate. It would enhance the ability of the directors to manage the Corporation and change with the passage of time without having to incur the time and expense of approaching shareholders for the approval of even minor amendments to the By Laws.

	Under Pennsylvania Law and the Companys Articles of
Incorporation, the affirmative vote of a majority of those shares voted in person or by proxy at the meeting with respect to this proposal is required for approval

	The Board of Directors recommends the vote to approve the amendment of the Companys By Laws set forth above

PROPOSAL NO. 5
RATIFICATION OF THE APPOINTMENT OF
BEARD & COMPANY, INC., AS AUDITORS

The Board of Directors has appointed the firm of Beard &
Company, Inc., independent certified public accountants, to audit the accounts and certify the financial statements of the Company for the year ending December 31, 2000, subject to the approval of the Shareholders. Beard & Company, Inc., was the independent certified public accountants for the Company for the year ended December 31, 1999. The Shareholders are asked to approve the action of the Board of Directors in making such appointment for 2000, and it is intended that proxies not limited to the contrary will be voted for ratification of such appointment. A representative of Beard and Company, Inc., is expected to be present at the Shareholders meeting with the opportunity to make a statement if he so desires, and such representative is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the appointment of Beard & Company, Inc., as independent accountants.


SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

If any Shareholder desires to have a proposal included in the proxy statement for the 2001 Annual Meeting of Stockholders, the proposal must be received by the Company in writing on or before December 16, 2000, by certified mail, return receipt requested. The proposal must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the Commonwealth of Pennsylvania and the Companys By Laws relating to such inclusion. Stockholder proposals may be mailed to the Corporate Secretary, Conestoga Enterprises, Inc., 202 East First Street, Birdsboro, Pennsylvania 19508. Any proposal not received in writing by the Corporate Secretary at the address stated above by December 16, 2000, will not be included in the Companys proxy material for the 2001 Annual Meeting. Any proposal submitted with respect to the Companys 2001 Annual Meeting of Stockholders later than December 16, 2000, will be considered untimely for purposes of Rule 14a 4 under the Securities Exchange Act of 1934, if notice thereof is received by the Company later than February 28, 2001.


OTHER MATTERS

The foregoing are the only items of business which the Management intends to present, or is informed that others will present, at the meeting for any action as to which proxies received in response to this solicitation are to be exercised or used for a quorum. However, if other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the same in accordance with their judgment.

				By Order of the Board of Directors


				Kenneth A. Benner, Secretary

Dated:  April 14, 2000

Exhibit A

RESTATED ARTICLES OF INCORPORATION

CONESTOGA ENTERPRISES, INC.
A DOMESTIC BUSINESS CORPORATION


		1.	The name of the corporation is Conestoga
Enterprises, Inc.

2.	The address of this corporations current
registered office in this Commonwealth is: 202 East First Street, Birdsboro, Berks County, Pennsylvania 19508.

3.	The statute by or under which it was
incorporated is: the Business Corporation Law of 1933, as amended.

	4.	The purposes of the corporation shall be to
engage in and to do any lawful act or acts concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation Law of Pennsylvania, Act of May 5, 1933, P.L. 364, as amended and supplemented, and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under such Act.

5.	The corporation shall have authority to issue capital
stock as follows:
		i.	200,000,000 shares of voting common
stock, par value $1.00 per share;
		ii.	900,000 shares of Series A Convertible
Preferred Stock in accordance with the provisions of Exhibit 1, attached hereto.

	6.	There shall be no cumulative voting for the
election of Directors.

	7.	The restated Articles of Incorporation
supersede the original Articles and all amendments thereto.
IN TESTIMONY WHEREOF, the undersigned corporation has
caused these Restated Articles of Incorporation to be signed by a
duly authorized officer thereof this     day of        , 2000.
				CONESTOGA ENTERPRISES, INC.

				By:

				Title:

					Exhibit 1

ESTABLISHMENT AND DESIGNATION OF
CONESTOGA ENTERPRISES, INC.
SERIES A CONVERTIBLE PREFERRED STOCK
AS A CLASS OF CAPITAL STOCK

	There is hereby authorized and established, as an additional class of the corporations authorized capital stock, Series A Convertible Preferred Stock having a par value of $65.00 per share (such class being herein called the Series A Stock), having the following voting rights, designations, preferences, limitations and special rights under and subject to the following provisions:

	Section 1. Designation. There shall be a class of capital stock which shall consist of 900,000 shares and shall be designated as Series A Convertible Preferred Stock. The Series A Stock is being issued in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of October 18, 1995 among Conestoga Enterprises, Inc., CB
Merger Corporation and Buffalo Valley Telephone Company which transactions closed on May 31, 1996.

	Section 2.  Definitions.

		(a)	The term Common Stock as used herein shall be
deemed to mean stock of the Corporation of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage; except that Common Stock issuable upon conversion of Series A Stock as provided herein shall mean only Common Stock authorized at the time of original issue of Series A Stock and stock of any other class into which the then authorized Common Stock shall thereafter have been changed by reclassification or otherwise.

		(b)	The term Dividend Parity Stock as used herein
with respect to Series A Stock shall be deemed to mean all other stock of the Corporation ranking equally therewith as to the payment of dividends. The term Liquidation Parity Stock as used herein with respect to Series A Stock shall be deemed to mean all other stock of the Corporation ranking equally therewith as to distribution of assets upon liquidation.

		(c)	The term Junior Stock as used herein with
respect to Series A Stock shall be deemed to mean the Common Stock and all other stock of the Corporation ranking junior to the Series A Stock as to the payment of dividends and the distri-bution of assets upon liquidation. The term Dividend Junior Stock as used herein with respect to Series A Stock shall be deemed to mean the Common Stock and all other stock of the Corporation ranking junior to the Series A Stock as to the payment of dividends. The term Liquidation Junior Stock as used herein with respect to Series A Stock shall be deemed to mean the Common Stock and all other stock of the Corporation ranking junior to the Series A Stock as to distribution of assets upon liquidation.

		(d)	The term Senior Stock as used herein with
respect to Series A Stock shall be deemed to mean all other stock of the Corporation ranking senior thereto as to the payment of dividends or distribution of assets upon liquidation.

	Section 3.  Dividends.

		(a)	The holders of record of Series A Stock shall
be entitled to receive, as and if declared by the board of directors, cumulative cash dividends thereon of $3.42 per annum, and no more, but only out of funds legally available for the payment of such distributions under 15 Pa.C.S. 1551 (relating to distributions to shareholders) or under any corresponding superseding provision of law. Dividends on the Series A Stock shall be payable semi annually on November 30 and May 31 in each year. Dividends shall accrue from May 31, 1996. Accumulations of dividends shall not bear interest. Unless full cumulative dividends on outstanding shares of Series A Stock have been paid, no dividend or other distribution (except in Junior Stock) shall be declared or paid on Common Stock or on other Dividend Junior
Stock and no amount shall be set aside or applied to the redemption, purchase or other acquisition of Common Stock or other Dividend Junior Stock other than by exchange therefor of Junior Stock or, with respect to redemptions, purchases or other acquisitions of Dividend Junior Stock other than Common Stock, out of the proceeds of a substantially concurrent sale of shares of Junior Stock.

		(b)	In the event that full cumulative dividends
upon the Series A Stock and stated dividends on all Dividend
Parity Stock are not paid in full, all shares of Series A Stock and all shares of Dividend Parity Stock shall participate ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable thereon if all dividends thereon were declared and paid in full.

	Section 4.  Liquidation Rights.

		(a)	In the event of any liquidation, dissolution
or winding up of the Corporation, the holders of Series A Stock shall be entitled to receive from the assets of the Corporation payment in cash of $65.00 per share, plus a further amount equal to unpaid cumulative dividends on Series A Stock accrued to the date when such payments shall be made available to the holders thereof, and no more, before any amount shall be paid or set aside for, or any distribution of assets shall be made to the holders of Common Stock or other Liquidation Junior Stock. If, upon such liquidation, dissolution or winding up, the amounts available for distribution to the holders of Series A Stock and all Liquidation Parity Stock, shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then such amounts shall be paid ratably among the shares of Series A Stock and Liquidation Parity Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto if paid in full.

		(b)	None of the following shall be considered a
liquidation, dissolution or winding up of the Corporation within the meaning of this section:

               (1)     a consolidation of the Corporation with
                  any other corporation;

               (2)     a merger of the Corporation into any
                 other corporation or a merger of any other corporation into the Corporation;

               (3)     a reorganization of the Corporation;

               (4)     the purchase or redemption of all or
                 part of the outstanding shares of any class or classes of the Corporation;

               (5)     a sale or transfer of all or any part of
                 the assets of the Corporation;

               (6)     a share exchange to which the
                 Corporation is a party; or

               (7)     a division of the Corporation.

	Section 5. Redemption at the Option of the Corporation. Commencing on the fourth anniversary of the Closing Date, the Series A Stock may be called for redemption and redeemed at the option of the Corporation by resolution of the board of directors, in whole at any time or in part at any time or from time to time upon the notice herein after provided for in section 7, by the payment in cash of a redemption price equal to the applicable percentage of $65.00 per share specified below, plus an amount equal to the accrued and unpaid cumulative dividends thereon to the date fixed by the board of directors as the redemption date:

If redeemed during the period
		                       Applicable
            (dates inclusive)
                                percentage

May 31, 2000 through May 30, 2001     103.00%

May 31, 2001 through May 30, 2002     102.00%

May 31, 2002 through May 30, 2003     101.00%

From and after May 31, 2003           100.00%

	Section 6. Redemption at the Option of the Holders. Commencing on the second anniversary of the Closing Date and at any time or from time to time thereafter in accordance with this section 6, each holder of Series A Stock shall have the right, at such holders option, to require the Corporation to redeem all or a portion of such holders shares of Series A Stock at a redemption price of $65.00, plus an amount equal to the accrued and unpaid cumulative dividends thereon to the redemption date. To exercise the redemption right provided for in this section 6, a holder must provide to the Corporation (i) an irrevocable written notice of the holders exercise of such right, which notice shall set forth the name of the holder of the Series A Stock, the number of shares to be redeemed and a statement that the election to exercise the redemption right is being made thereby; and (ii) the shares of Series A Stock with respect to which such redemption right is being exercised, duly endorsed for transfer to the Corporation. Such written notice shall be irrevocable and (unless the Corporation shall default in making the requested redemption) shall terminate all conversion rights of the holder under section 11 with respect to the shares of Series A Stock to be redeemed pursuant to this section 6.
Holders may not exercise the redemption right pursuant to this section 6 for less than 100 shares of Series A Stock (or, if less than 100, all shares of Series A Stock owned by such holder). Subject to the last sentence of this section 6, the Corporation as of each March 31, June 30, September 30 and December 31 shall redeem all shares (if any) of Series A Stock for which a notice of redemption under this section 6 has been received by the Corporation prior to the close of business on the immediately preceding February 15, May 15, August 15 or November 15, respectively. The Corporation shall also redeem all shares (if any) of Series A Stock for which a notice of redemption under this section 6 has been received by the Corporation during the 30 day period following the date of mailing by the Corporation pursuant to paragraphs 11(g)(3) and 11(g)(4) of notice of a reclassification, capital reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition of assets, liquidation, dissolution or winding up; any shares submitted for redemption during such 30 day period shall be redeemed no later than 60 days following the mailing date of such notice.

	Section 7.  Manner of Redemption of Series A Stock

		(a)	If less than all of the outstanding shares of
Series A Stock shall be called for redemption under section 5, the particular shares to be redeemed shall be selected by lot or by such other equitable manner as may be prescribed by resolution of the board of directors.

		(b)	Notice of redemption under section 5 of any
shares of Series A Stock shall be given by the Corporation by first class mail, not less than 30 nor more than 60 days prior to the date fixed by the board of directors of the Corporation for redemption (the redemption date), to the holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Corporation. The notice of the redemption shall state:

                  (1)     the redemption date;

                  (2)     the redemption price;

                  (3)     that the redemption is an optional
                     redemption pursuant to section 5;

                  (4)     if less than all outstanding shares of
                     Series A Stock of the holder are to be redeemed, the identification of the shares of Series A
                     Stock to be redeemed;

                  (5)     the conversion price on the date of the
                     notice,

                  (6)     that on the redemption date the
                     redemption price will become due and payable upon each share of Series A Stock to be redeemed and the right to convert each such share shall cease as of the close of business on the business day prior to the redemption date, unless default shall be made in the payment of the redemption price; and

                  (7)     the place or places where such shares of
                     Series A Stock to be redeemed are to be
                     surrendered for payment of the redemption price.

		(c)	On or before the redemption date for a
redemption made under section 5 or section 6, the Corporation may deposit in trust, for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, the moneys necessary for such redemption with a bank or trust company, to be designated in the notice of such redemption, doing business in New York City, Philadelphia, Reading, Lewisburg or Harrisburg, and having capital, surplus and undivided profits aggregating at least $100,000,000. Upon the making of such deposit, and upon the mailing as hereinabove provided in this section 7 or in section 6 of the notice of such redemption or upon the earlier delivery to the bank or trust company of irrevocable authorization and direction to mail such notice, all shares with respect to the redemption of which such deposit shall have been made and such mailing effected or authorization therefor given shall, whether or not the certificates for such shares shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares (i) to receive, out of the moneys so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest and (ii) to exercise any privilege of conversion not theretofore expiring. At the expiration of two years after the redemption date any such moneys then remaining on deposit with such bank or trust company shall be paid over to the Corporation, free of trust, and thereafter the holders of the certificates for such shares shall have no claims against such bank or trust company, but only claims as unsecured creditors against the Corporation for amounts equal to their pro rata portions of the moneys so paid over, without interest; except that any moneys so deposited which shall not be required for the payment of the redemption price of such shares because of the exercise of any right of conversion subsequent to the date of such deposit, shall, upon request of the Corporation, be paid over to the Corporation forthwith. Interest, if any, accrued on moneys deposited with any bank or trust company pursuant to the foregoing provisions of this section shall belong to and upon its request be paid over to the Corporation. The Corporation and its agents shall not be liable to any holder of Series A Stock failing to surrender certificates for cancellation for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

		(d)	Shares of Series A Stock redeemed by the
Corporation shall be restored to the status of authorized and unissued shares of Series A, and may be reissued by the Corporation as shares of Series A Stock.

		(e)	Where less than all of the Series A Stock
represented by a holders certificate have been redeemed in accordance with section 5 or section 6 hereof, the Corporation shall promptly provide such holder a new certificate representing that number of shares of Series A Stock that remain outstanding following such redemption.

	Section 8. Limitation on Redemption or Purchase. Unless full cumulative dividends due on outstanding shares of Series A Stock have been paid or declared and set apart for payment and all prior redemptions pursuant to section 6 of Series A Stock made or provided for, the Corporation shall not redeem any Series A Stock, Dividend Parity Stock or Liquidation Parity Stock unless all outstanding shares of Series A Stock are redeemed, and the Corporation shall not purchase or otherwise acquire for value any Series A Stock, Dividend Parity Stock or Liquidation Parity Stock except in accordance with a purchase or exchange offer made simultaneously by the Corporation to all holders of record of Series A Stock and Dividend Parity Stock and Liquidation Parity Stock which, considering the annual dividend rates and the other relative rights and preferences of such shares, in the reasonable opinion of the board of directors (whose determination shall be conclusive), will result in fair and equitable treatment among all such shares.

	Section 9.  Voting Rights.

		(a)	Except as expressly provided to the contrary
herein or as otherwise required by law, the holders of Series A
Stock shall have no right to vote at, or to participate in, any meeting of shareholders of the Corporation, or to receive any notice of such meeting.

		(b)(1)	In the event that (i) dividends upon the
Series A Stock shall be in arrears in an amount equal to three full semi annual dividends thereon or (ii) any redemption of Series A Stock has not been made or provided pursuant to section 6, the number of directors constituting the full board shall be increased by two, and the holders of the Series A Stock, voting noncumulatively separately as a single class together with the holders of any other shares of preferred stock having the right to elect directors as a class under such circumstances, shall be entitled to elect two additional members of the board of directors of the Corporation at the next annual meeting of shareholders of the Corporation or at a special meeting called as hereinafter provided in this section. Such voting rights of the holders of Series A Stock shall continue until all accumulated and unpaid dividends thereon and all redemptions thereof shall have been paid in full, whereupon such special voting rights of the holders of Series A Stock shall cease (and the term of the two additional directors shall thereupon expire and the number of directors constituting the full board shall be decreased by two) subject to being again revived from time to time upon the recurrence of the conditions described in this section as giving rise thereto.

		(2)	At any time when such right of holders of
Series A Stock to elect two additional directors shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 10% of the Series A Stock then outstanding (or 10% of all shares of preferred stock having the right to vote for such directors in case holders of shares of other classes or series of preferred stock shall also have the right to elect directors as a class in such circumstances) shall, call a special meeting of holders of such Series A Stock (and other class or series of preferred stock, if applicable) for the election of directors. In the case of such a written request, such special meeting shall be held within 60 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the bylaws of the Corporation; except that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders of the Corporation.

		(3)	Whenever the number of directors of the
Corporation shall have been increased by two as provided in this section, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the bylaws of the Corporation and without the vote of the holders of Series A Stock. No such action shall impair the right of the holders of Series A Stock to elect and to be represented by two directors as provided in this section.

		(4)	The two directors elected as provided in this
section shall serve until the next annual meeting of shareholders of the Corporation and until their respective successors shall be elected and qualified or the earlier expiration of their terms as provided in this section. No such director may be removed without the vote or consent of holders of a majority of the shares of Series A Stock (or holders of a majority of shares of preferred stock having the right to vote in the election of such director in case holders of shares of other classes or series of preferred stock shall also have the right to elect such director as a class). If, prior to the expiration of the term of any such director, a vacancy in the office of such director shall occur, such vacancy shall, until the expiration of such term, in each case be filled by appointment made by the remaining director elected as provided in this section.

	Section 10.  Restrictions on Certain Corporate Action.

		(a)	Without the affirmative vote of the holders of
at least a majority of the Series A Stock at the time outstanding or, if holders of other classes or series of preferred stock have the right to vote as a class on such matter under the articles of incorporation of the Corporation, the holders of at least a majority of Series A Stock and other classes or series of preferred stock voting as a single class, the Corporation shall not:

			(1)	permit to be outstanding any shares of
any class or series of Senior Stock, or increase the outstanding number of shares of any class or series of Senior Stock beyond the number of shares permitted in accordance with this section
10; or

			(2)	merge, consolidate, divide or
participate in a share exchange with any other corporation if any corporation surviving or resulting from such merger, consolidation, division or share exchange would have after such merger, consolidation, division or share exchange any outstanding shares of any class or series of Senior Stock in excess of the number of shares of Senior Stock of the Corporation permitted to be outstanding immediately preceding such merger, consolidation, division or share exchange.

		(b)	Without the affirmative vote of the holders of
at least a majority of the Series A Stock at the time outstanding, the Corporation shall not amend, alter, change or repeal any of the express terms of the Series A Stock.

		(c)	At all meetings at which the holders of the
Series A Stock have the right to vote under the express provisions of section 9 or this section 10 (regardless of whether or not holders of any other classes or series of preferred stock have voting rights on such matter), each holder of Series A Stock shall be entitled to one vote or fraction thereof, for each $10.00 or fraction thereof, of the involuntary liquidating value represented by the shares of Series A Stock.

	Section 11.  Conversion Rights.

		(a)	The holder of any outstanding share or shares
of Series A Stock shall have the right at any time or from time to time to convert, subject to the provisions of this section, any such share or shares, at the initial conversion price per share of Common Stock of $34.425, into that number of fully paid and nonassessable shares of Common Stock of the Corporation determined by dividing $65.00 by the conversion price in effect at the time of such conversion; except that (i) such conversion price shall be subject to adjustment upon the happening of certain contingencies as provided in subsection (b), (ii) whenever the Corporation shall call for redemption any Series A Stock, the conversion rights of the holder thereof shall terminate as to the shares called for redemption at the close of business on the business day next preceding the redemption date unless default shall be made in the payment of the redemption price or in the conversion thereof and (iii) in the event of the liquidation of the Corporation, whether voluntary or involuntary, or a consolidation or merger of the Corporation with or into any other corporation or a share exchange or division, as a result of which consolidation, merger, share exchange or division only cash shall be payable or distributable to the holders of the Common
Stock, the conversion rights of the holders of Series A Stock shall terminate on such date as shall be fixed by the board of directors, not less than 30 days after the mailing to such holders of the notice required by subsection (g).

		(b)	The conversion price shall be subject to
adjustment as follows:

                   (1)     If the Corporation shall:
                       (i)  pay or make a dividend or
                            distribution on its Common Stock in
                            shares of its capital stock;

                      (ii)   subdivide its outstanding
                           shares of Common Stock into a
                           greater number of shares;

                      (iii)   combine its outstanding
                          shares of Common Stock into a
                          smaller number of shares;

                      (iv) issue to holders of Common Stock by
                        reclassification of its shares of Common
                        Stock or any recapitalization or
                        reorganization any shares of capital stock of the Corporation; or

                       (v) take any other action having the
                        same effect as any of the actions
                        described in subparagraphs (i) through (iv);

then, in each such case, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of any share of Series A Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of the Corporation which such holder would have owned or been entitled to receive after the happening of any of such events had such share of Series A Stock been converted immediately prior to the happening thereof. An adjustment made pursuant to this paragraph
(1) shall become effective retroactively as of the time immediately after the record date in those cases specified in subparagraph (i) and shall become effective as of the time immediately after the effective date in those cases specified in subparagraphs (ii) through (v).

			(2)	If the Corporation shall issue rights or
warrants to all holders of its Common Stock entitling them (for a period expiring within 90 days after the record date mentioned in the last sentence of this paragraph) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price (determined as provided in paragraph (5) of this subsection) per share of Common Stock on the business day immediately preceding the record date mentioned in the last sentence of this paragraph or, if earlier, the date such issuance is given effect for trading purposes, the conversion price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to their exercise) plus the number of shares which the aggregate exercise price of the total number of shares offered for subscription or purchase would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants
(without giving effect to their exercise) plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued and shall become effective retroactively as of the time immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

			(3)	If the Corporation shall distribute to
all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends) or rights or warrants to subscribe for or purchase Common Stock (excluding those referred to in paragraph (2)) or other securities issued by the Corporation or property of the Corporation, then and in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the current market price per share of the Common Stock on the business day immediately preceding the record date mentioned in the last sentence of this paragraph or, if earlier, the date such distribution is given effect for trading purposes less the then fair market value (as determined in good faith by resolution of the board of directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and of which the denominator shall be the current market price per share of Common Stock on the business day immediately preceding the record date mentioned in the last sentence of this paragraph or, if earlier, the date such distribution is given effect for trading purposes. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively as of the time immediately after the record date for the determination of shareholders entitled to receive such distribution.

			(4)	If any such rights or warrants referred
to in paragraphs (2) and (3) above shall expire without having been exercised, the conversion price as theretofore adjusted because of the issue of such rights or warrants shall forthwith be readjusted to the conversion price which would have been in effect had an adjustment been made on the basis that the only rights or warrants so issued or sold were those rights or warrants actually exercised and that with respect to any such rights or warrants to subscribe for or purchase securities issued by the Corporation, other than Common Stock, or property of the Corporation the fair market value thereof shall be the fair market value of the rights or warrants actually exercised.

			(5)	For the purpose of any computation under
this subsection, the current market price per share of Common
Stock at any date shall be deemed to be the average of the daily closing prices for the ten consecutive business days commencing five business days before the day in question. The closing price for each day shall be, in the event that the Common Stock is listed on any national securities exchange, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case as reported on the applicable consolidated or composite tape for issues traded on the principal national securities exchange on which the Common Stock is admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the last reported bid and asked prices in the over the counter market as furnished by any national quotation system or, if not available, any New York Stock Exchange member firm selected from time to time by the Corporation for the purpose.
The term business day shall include any day on which securities are traded on such exchange or in such market.

			(6)	No adjustment in the conversion price
shall be required unless such adjustment would require an increase or decrease of at least one percent; except that any adjustments which by reason of this sentence are not required to be made shall be carried forward, and taken into account in calculating each subsequent adjustment, until made. All calculations under this subsection shall be made to the nearest cent or to the nearest 1 100 of a share as the case may be.

			(7)	In determining the number of shares of
Common Stock outstanding at any particular time, for the purpose of computations pursuant to the formula in this subsection there shall be included all Common Stock issuable in respect of any then outstanding scrip certificates representing fractional interests with respect to Common Stock.

		(c)	Notwithstanding anything to the contrary set
forth in subsection (b), no adjustment of the conversion price shall be made as a result of or in connection with the issuance of Common Stock of the Corporation pursuant to any dividend reinvestment plan now existing or hereafter established by the Corporation for the benefit of holders of Common Stock.

		(d)	In the event of any:

                    (1)     capital reorganization of the
                      Corporation;

                    (2)     merger, consolidation or share exchange
                     of the Corporation with or into another corporation;

                    (3)     division of the Corporation; or

                    (4)     sale, lease, exchange or other
disposition of all or substantially all of the property and assets of the Corporation as a result of which sale, lease, exchange or other disposition of property, other than solely cash, shall be payable or distributable in exchange for shares of Common Stock, then, as a condition of such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition, the Corporation or such successor or purchasing corporation, as the case may be, shall make provision that the holder of each share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of stock, securities or assets receivable upon such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition by a holder of the number of shares of Common Stock into which such share of Series A Stock might have been converted immediately prior to such reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in subsection (b). The provisions of this subsection shall similarly apply to successive reorganizations, mergers, consolidations, share exchanges, divisions, sales, leases, exchanges or other dispositions.

		(e)	Subject to the provisions of subsection (b) of
section 3 above, upon conversion of any shares of Series A Stock, the Corporation shall deliver to the holder of the shares, together with the certificates for the Common Stock issued upon conversion, payment (but only out of funds legally available for the payment of such distributions under 15 Pa.C.S. 1551) for all accrued and unpaid cumulative dividends on such shares through the date of conversion as determined in accordance with subsection (h) below.

		(f)	Whenever the conversion prices shall be
adjusted as provided in subsection (b), the Corporation, as soon as practicable and in no event later than ten business days thereafter, shall file with each transfer agent and conversion agent for Series A Stock a statement, signed by the president, any vice president or the treasurer of the Corporation, stating the adjusted conversion prices determined as therein provided and setting forth in reasonable detail the facts requiring such adjustment, and shall promptly mail a copy of such statement to each holder of Series A Stock at the address of such holder then appearing on the record books of the Corporation. Each transfer and conversion agent shall be fully protected in relying on such statement and shall be under no duty to examine into the truth or accuracy thereof. If any question shall at any time arise with respect to the adjusted conversion prices, it shall be resolved by a firm of independent public accountants selected by the Corporation, who may be the Corporations auditors, and such determination shall be binding upon the Corporation and the holders of such shares.

		(g)	If the Corporation shall propose:

			(1)	to pay any dividend in stock upon its
Common Stock or to make any other distribution, other than a cash dividend payable out of retained earnings, to the holders of its Common Stock;

			(2)	to offer to the holders of its Common
Stock rights to subscribe to any additional shares of any class or any other rights or options;

			(3)	to effect any reclassification of its
Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding Common Stock), or to effect any capital reorganization, or to engage in any merger, consolidation, share exchange, division or sale, lease, exchange or other disposition of all or substantially all of its property and assets in a transaction in which approval of any holders of the Common Stock or Series A Stock is required; or

			(4)	to liquidate, dissolve or wind up;

then, in each such case, the Corporation shall file with each transfer agent for Series A Stock and shall mail to the holders of record of Series A Stock at their respective addresses then appearing on the record books of the Corporation notice of such proposed action, such notice to be filed and mailed at least ten days, if the proposed action is that referred to in paragraph (1) or (2), and at least 30 days, if the proposed action is that referred to in paragraph (3) or (4), prior to the record date for the purpose of determining holders of the Common Stock entitled to the benefits of the action referred to in paragraph (1) or (2) or to vote with respect to the action referred to in paragraph
(3) or (4) or, if no record date is taken for any such purpose, the date of the taking of such proposed action. Such notice shall specify the record date for such stock dividend, distribution of such rights or options, or the date on which such reclassification, reorganization, merger, consolidation, share exchange, division, sale, lease, exchange or other disposition, liquidation, dissolution or winding up shall take place, as the case may be, and the date of participation therein by the holders of Common Stock if any such date is to be fixed. If such notice relates to any proposed action referred to in paragraph (3) or
(4), it shall set forth facts with respect thereto as shall be reasonably necessary to inform each transfer agent and the holders of such shares as to the effect of such action upon their conversion rights. Failure to file any certificate or notice, or to mail any notice, or any defect in any certificate or notice, pursuant to this subsection, shall not affect the legality or validity of any adjustment, dividend, distribution or right referred to in this subsection.

		(h)	In order to convert shares of Series A Stock
into Common Stock the holder thereof shall surrender at the office of any transfer or conversion agent for the Series A Stock the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at such office that the holder elects to convert such shares and shall state in writing therein the name or names (with addresses) in which such holder wishes the certificate or certificates for Common Stock to be issued. Shares of Series A Stock shall be deemed to have been converted immediately prior to the close of business on the date of the receipt by the transfer or conversion agent of such certificate or certificates for shares for conversion as provided in this subsection, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock after such date of receipt. As soon as practicable on or after the date of conversion, the Corporation shall issue and deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with (x) a scrip certificate for, or cash in lieu of, any fraction of a share, as provided in subsection (j), and (y) all accrued and unpaid cumulative dividends on the converted shares of Series A Stock through the date of conversion as provided in subsection (e), to the person or persons entitled to receive the same.

		(i)	The Corporation shall pay any and all federal
or state original issue taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series A Stock pursuant to this resolution. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Stock so converted were registered, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation either that such tax has been paid or that no such tax is payable.

		(j)	The Corporation shall not issue fractional
shares of Common Stock upon any conversion of shares of Series A Stock. As to any final fraction of a share which the holder of one or more shares of Series A Stock would be entitled to receive upon exercise of such shareholders conversion right, the Corporation shall, at its option as to any such exercise, either:

			(1)	deliver a scrip certificate of the
Corporation in respect of such final fraction; or

			(2)	pay a cash adjustment in respect of such
final fraction in an amount equal to the same fraction times the closing price per share of Common Stock on the business day which next precedes the day of exercise.

The closing price for such day shall be, in the event that the Common Stock is listed on any national securities exchange, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case as reported on the composite tape for issues traded on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the last reported bid and asked prices in the over the counter market as furnished by any national quotation system or, if not available, any New York Stock Exchange member firm selected from time to time by the Corporation for the purpose.

		(k)	The Corporation shall at all times have
authorized and unissued a number of shares of Common Stock sufficient for the satisfaction of any scrip certificates and the conversion of all shares of Series A Stock at the time outstanding.

		(l)	For so long as the Common Stock is listed or
included for quotation or trading on any securities exchange or market or trading system, the Company agrees to list or include on any such exchange, market or system all shares of Common Stock issuable upon conversion of the Series A Stock.

	Section 12. Shareholder Rights as to Dividends and Redemptions. It shall be the mandatory and not discretionary duty of the board of directors to (i) declare and cause to be paid all dividends relating to the Series A Stock and (ii) make redemptions of shares of Series A Stock in accordance with the terms of such stock, so long as such dividends or redemptions are not then prohibited by 15 Pa.C.S. 1551(b) (or any successor provision). The rights of a holder to the declaration and payment of dividends on, and the redemption of, shares of Series A Stock shall be specifically enforceable by a holder to the maximum extent permitted by 15 Pa.C.S. 1521(b) (or any successor provision).

	Section 13. Financial Statements and Information. For so long as any shares of Series A Stock shall be outstanding, the Corporation shall furnish to the holders of record of the Series
A Stock at their respective addresses then appearing on the record books of the Corporation, copies of all annual and quarterly reports, proxy statements and all other information and reports furnished by the Corporation to the holders of Common Stock. Such information shall be furnished in the same manner and by the same means as furnished to the holders of Common
Stock. If at any time the Corporation shall cease to be required, under the Securities Exchange Act of 1934, as amended, to furnish reports and proxy statements to the holders of the Common Stock, then the Corporation shall in lieu of such information furnish the holders of Series A Stock the financial reports required by, within the time period specified in, Pa.C.S.
 1554 (or any successor provision).

Exhibit B

PROPOSED BY LAW AMENDMENTS


ARTICLE II

STOCKHOLDERS



          Section 2.  ANNUAL MEETING.  There shall be an
annual meeting of the stockholders of the Corporation for the purpose of electing Directors and transacting other proper business, which shall be held on or before May 31st of each year.

          Section 7.  RIGHT TO VOTE.  Except as otherwise
provided by law, each common stockholder of record shall be entitled, at every meeting of the Corporation, to cast one vote for each share of common stock standing in the name of such common stockholder on the books of the Corporation. There shall be no cumulative voting for the election of Directors.


ARTICLE III

DIRECTORS

          Section 1.  NUMBER OF DIRECTORS.  The property,
affairs, and business of the Corporation shall be managed and controlled by a Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the charter of the Corporation, or its By Laws, required to be exercised or to be done by the stockholders. The number of directors shall be not less than nine nor more than eleven, as may be determined by the Board from time to time. Any stockholder who desires to become a Director of the Corporation shall give written notice to the Secretary of the Corporation at least forty five (45) days before the annual stockholders election in order to have his name placed on the ballot. In addition, a stockholder desiring to become a Directors shall submit with his notice the following information: name, address, age, principal occupation, number of shares owned, and the total number of shares that, to the knowledge of the stockholder, will be voted in favor of his election. Any nomination for director not made in accordance with this section shall be disregarded by the presiding officer of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election.






ARTICLE VI

AMENDMENTS TO BY LAWS

          Section 1.  These By Laws may be amended,
altered, modified, or added to, at any annual or special
meeting of the stockholders by:  (i) the holders of a
majority of the issued and outstanding voting stock of
the Corporation; provided that no amendment shall be
voted on by the stockholders unless it shall have been
previously submitted to and approved by the Board of
Directors at a regular or special meeting; or (ii) with
respect to those matters which are not by statute
committed expressly to the stockholders, a majority of
the directors.  Notice of any amendment to be submitted
to the stockholders shall be given to each stockholder
entitled to vote at the meeting at least ten (10) days
prior to the meeting.